Exhibit 10.19

Atotech UK Topco Limited

c/o Lansdowne House

57, Berkeley Square, Mayfair

London W1J 6ER

United Kingdom

[Options holder’s name]

[Options holder’s address]

[Date] 2017

Re. Atotech UK Topco Limited Options Plan

Dear [name of options holder],

I am pleased to let you know that it has been decided by the board of directors (the Board) of Atotech UK Topco Limited (the Company) on [date] 2017, in its sole discretion, to grant you [●] options to acquire ordinary shares in the capital of the Company (the Shares) in accordance with the terms and conditions attached hereto (the Options).

If you decide to accept the grant of the Options, please sign, date and return the duplicate of this letter enclosed with this letter to the following email address: [●].

By signing the duplicate of this letter, you expressly agree to be bound by its provisions (including the terms and conditions of the Options attached hereto). If the duplicate of this letter is not returned to us within 30 days from the date of this letter, the grant of the Options will be deemed to have been irrevocably declined and the Options will be treated as if they had never been granted.

This Letter may be executed in any number of counterparts, and by you and the Company on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this letter by e-mail attachment shall be an effective mode of delivery.

Yours sincerely,

ATOTECH UK TOPCO LIMITED

By:
Name:
Title:

I hereby accept the grant of the Options and expressly agree to be bound by the provisions of this letter (including the terms and conditions of the Options attached hereto).

By:
Name:
Title:

2|12

TERMS AND CONDITIONS OF THE OPTIONS

1.	Definitions

In these terms and conditions, unless the context otherwise requires, the expressions set forth in Schedule 1 shall have the meanings set forth therein.

2.	Conditions to Exercise of the Options

Your Options will become exercisable in connection with the occurrence of an Exit Event, in accordance with the provisions of this paragraph 2 and paragraphs 3, 4 and 5. The number of Options becoming exercisable in connection with an Exit Event will be determined as follows:

•

if, as a result of a Trade Sale or a Secondary Offering, the Financial Investors hold or would hold together, directly or indirectly, securities representing less than 25% of the securities issued by the Company, 100% of your Options will become exercisable in connection with such Trade Sale or Secondary Offering;

•

if, as a result of a Trade Sale, the Financial Investors hold or would hold together, directly or indirectly, securities representing less than 50% but not less than 25% of the securities issued by the Company, a portion of your Options will become exercisable in connection with such Trade Sale, such portion being equal to: (i) the value of “P” (as determined below) multiplied by (ii) the percentage of securities (out of the aggregate number of securities owned by the Financial Investors) sold by the Financial Investors as part of such Trade Sale; or

•

if a Secondary Offering occurs, a portion of your Options will become exercisable in connection with such Secondary Offering, such portion being equal to the lower of (i) the value of “P” (as determined below) multiplied by the total number of Options granted to you and (ii) the percentage of securities (out of the aggregate number of securities owned by the Financial Investors) sold by the Financial Investors as part of such Secondary Offering.

For the purpose of this paragraph 2, the value of P shall be determined as follows:

Anniversary since the Grant Date	P value
1st	20%
2nd	40%
3rd	60%
4th or more	80%

3|12

For the purpose of this paragraph 2:

•	when determining the value of P, only full years will be taken into account (e.g., if an Exit Event occurs 18 months after the Grant Date, P will be equal to 20%);

•

if, as a result of a Trade Sale, the Financial Investors hold, together, directly or indirectly, securities representing at least 50% of the securities issued by the Company, no Options shall be exercisable as a result of such Trade Sale;

•

all references to a portion or a percentage of your Options will be determined on the basis of the total number of Options granted to you on the Grant Date (or, if you become a Good Leaver, the total number of Options which have not lapsed in accordance with paragraph 6 upon the occurrence of the Good Leaver Event) and not, for the avoidance of doubt, the number of Options outstanding at the time of such determination; and

•	in the event that you become a Good Leaver, the provisions of this paragraph 2 shall apply only to your outstanding Options not lapsed pursuant to paragraph 6 below.

In addition, in the event that there are several Exit Events at different points in time, you shall be entitled to exercise, in aggregate, the number of Options which you would have been entitled to exercise had there been only one Exit Event (for the cumulative percentage of securities issued by the Company securities sold by the Financial Investors) at the time of the last Exit Event (the Catch-up Right). For the avoidance of doubt you shall not be entitled to exercise any Options under this paragraph which have previously become exercisable in connection with a previous Exit Event

For illustrative purposes, a numerical example of the calculation of the number of Options exercisable is set forth in Schedule 2. This example is not a representation on future profits and actual profits, to the extent profits are realised, may differ from this example.

Notwithstanding any other provision of these terms and conditions, no Option may be exercised more than 10 years after its Grant Date, and any Option that remains unexercised on the 10th anniversary of its Grant Date shall automatically lapse without any compensation or indemnity whatsoever being due.

3.	Period of Exercise of the Options

The Options will be exercisable, subject to and in accordance with the provisions of paragraphs 2, 4, 5 and 6, either:

•

in case of a Trade Sale, by delivering a notice of exercise pursuant to paragraph 5 within a 30-day period from the date of notice by the Company or the Financial Investors of the occurrence or expected occurrence of such Trade Sale (the Notice of a Trade Sale); and

•

in case of Secondary Offering, by delivering a notice of exercise pursuant to paragraph 5 within a 30-day period from the date of notice by the Company or the Financial Investors of the occurrence or expected occurrence of such Secondary Offering (the Notice of a Secondary Offering), (the Exercise Period).

4|12

Any Options which become exercisable and which are not exercised within the Exercise Period shall lapse automatically upon the expiry of the Exercise Period without any compensation or indemnity whatsoever being due.

Notwithstanding and without prejudice to the requirement that you exercise your Options within the Exercise Period, any exercise of Options shall be subject to completion of the Trade Sale or Secondary Offering (as applicable) and shall take effect simultaneously with such completion (and shall be of no force and effect if such completion fails to occur).

4.	Exercise Price

a. Initial Exercise Price

The exercise price of the Options shall correspond, for each Option, to USD [amount determined by the Board, corresponding to value of the Shares at the Grant Date; such amount shall be USD 1 per Share for the first Options] (the Exercise Price). The Exercise Price shall be paid by you upon and subject to exercise of all or part the Options, in accordance with the provisions of paragraph 5.

b. Adjustments to the Exercise Price

The Exercise Price may be adjusted by the Board in accordance with the provisions of paragraphs 10 and/or 12. The final Exercise Price, taking into account such adjustments, shall be notified to you by the Company in the Notice of a Trade Sale or in the Notice of a Secondary Offering, as applicable.

c. Payment of the Exercise Price

The Exercise Price shall be payable in accordance with paragraph 5. You agree that the Company shall be entitled to notify you in the Notice of a Trade Sale of in the Notice of a Secondary Offering, that the Exercise Price shall be paid by you by way of set off against any payment owed to you pursuant to paragraph 9 in connection with the sale of Shares resulting from the exercise of your Options or the cash settlement of such Options.

5.	Procedure for exercise

You (or, in accordance with paragraph 6 below, your heirs) can exercise all or part of your Options exercisable pursuant to paragraph 2 during the Exercise Period by:

•

sending to the following address (or any other address notified to you by the Company) the notice of exercise attached to the Notice of a Trade Sale or the Notice of a Secondary Offering (a template of which is attached as Schedule 3) duly completed and executed: Atotech UK Topco Limited, To the attention of the Company Secretary, c/o Lansdowne House, 57, Berkeley Square, Mayfair, London W1J 6ER, United Kingdom; and

5|12

•	remitting, during the Exercise Period, through a wire transfer in favour of the bank account designated by the Company an amount (the Exercise Payment) corresponding to:

•	the aggregate Exercise Price for the Options in respect of which the notice of exercise is given;

•	plus the amount of any Tax owed by you pursuant to 13 below;

•

less any part of the aforementioned amounts that shall be set off or retained pursuant to paragraphs 4c and/or 13 (it being provided that the amount of the Exercise Payment may accordingly be €0, in which case no Exercise Payment shall be made).

6.	Termination of employment

You shall be considered as a Good Leaver for the purpose of these terms and conditions if your employment with the Company or one of its direct or indirect subsidiaries is terminated as a result of:

•	your death;

•	your permanent disability or your serious illness (as evidenced to the satisfaction of the Board);

•	your retirement after the applicable legal age qualifying for full retirement benefits (as evidenced to the satisfaction of the Board);

•

the sale of the business division or part thereof you work in for the majority of your time and your resulting departure of the Atotech group in order to continue to work for the sold business or part thereof (the date of occurrence of such Good Leaver Event being deemed to be the date of completion of the sale of the business division or part thereof); or

•	such other reason as the Board may in its absolute discretion determine (a Board Decision), (each, a Good Leaver Event).

Upon occurrence of a Good Leaver Event, you shall be entitled to keep the following portion of the Options which have not been already exercised (it being provided that any Option that you are not entitled to keep pursuant to this paragraph 6 shall automatically lapse (and shall no longer be exercisable) without any compensation or indemnity whatsoever being due):

•

80% if the Good Leaver Event occurs on or after the fourth anniversary of the Grant Date (it being provided, for the avoidance of doubt, that in no event shall such percentage be more than 80%, regardless of the number of years since the Grant Date);

•	60% if the Good Leaver Event occurs between the third anniversary (inclusive) and the fourth anniversary (exclusive) of the Grant Date;

•	40% if the Good Leaver Event occurs between the second anniversary (inclusive) and the third anniversary (exclusive) of the Grant Date;

6|12

•	20% if the Good Leaver Event occurs between the first anniversary (inclusive) and the second anniversary (exclusive) of the Grant Date; and

•	0% if the Good Leaver Event occurs before the first anniversary of the Grant Date,

save that if your employment terminates by reason of an event which is determined to be a Good Leaver Event in accordance with a Board Decision, the Board may, in its absolute discretion, adjust (up or down) the portion of your Options that you shall be entitled to keep.

In the event that your employment with the Company or one of its direct or indirect subsidiaries is terminated and you do not qualify as a Good Leaver, all the Options which have not been already exercised shall automatically lapse (and shall no longer be exercisable) without any compensation or indemnity whatsoever being due.

For the avoidance of doubt, any Options which you are entitled to keep in accordance with this paragraph 8 shall not become exercisable in connection with any Good Leaver Event and shall only become exercisable in accordance with paragraph 2 above.

7.	Delivery of Shares

Each Option will, upon exercise, entitle you to receive one fully paid Share. Within 30 days from the later of the date of receipt of the notice of exercise of the Options and the date of completion of the relevant Exit Event (provided that you have remitted the aggregate Exercise Price for the Shares in accordance with paragraph 5 above), the Financial Investors shall (subject to the provisions of paragraph 9) deliver or shall procure the delivery to you a number of fully paid Shares corresponding to the number of Options exercised.

8.	Rights upon Exercise

The Shares you shall receive upon exercise of your Options will be subject to all the provisions of the articles of association of the Company in force from time to time including, for the avoidance of doubt, article 12 (Drag Along) (it being provided that the provisions of articles 13 (Tag Along), 14 (Catch-up Right) and 15 (Subsequent price complement) of the articles of association of the Company shall not apply to the Options nor to the Shares resulting from the exercise of the Options), and will entitle you to participate in all dividends and other distributions paid or made on or after the date of your receipt of such Shares in accordance with paragraph 7.

9.	Obligation to transfer the Shares or Cash Settle the Options

You hereby agree that you shall immediately (or, at the option of the Company, at the same time as the transfer by the Financial Investors, of their securities in the Company to the third party purchaser) sell the Shares resulting from an exercise of your Options in connection with the occurrence of a Trade Sale at their Fair Market Value to the relevant third party purchaser of securities owned by the Financial Investors, or, upon request of the Financial Investors, to the Financial Investors. You hereby agree that the Financial Investors may, at their discretion, satisfy the exercise of your Options by paying or procuring the payment to you of a cash sum equal to the aggregate Fair Market Value of the Shares in relation to which you have exercised Options, subject to such deductions for Tax that may be required by applicable law and, in such circumstances you shall have no entitlement to receive any Shares or cash proceeds on the sale of any such Shares.

7|12

For the purpose of this paragraph 9, the Fair Market Value of the Shares shall amount to the valuation of ordinary shares sold by the other shareholders of the Company in the context of the relevant Trade Sale, as determined by the Board.

For the avoidance of doubt, you may elect to sell (through your own means) or keep the Shares obtained as a result of the exercise of Options in the context of a Secondary Offering.

10.	Transaction costs

Upon occurrence of an Exit Event, the Board may, at its own discretion, decide to (i) increase the Exercise Price, or (ii) reduce the proceeds to be received by you upon the sale of your Shares or the exercise of your Options, in each case so that a portion of the transaction costs incurred by the Financial Investors (and as the case may be participants in the management equity plan at the level of the Company), determined on a pro rata basis of the portion of the capital of the Company represented by the Shares to which your Options entitle you, be effectively borne by you.

11.	IPO

If there is an internal reorganisation in contemplation of an IPO the purpose and effect of which, together with any associated transactions, is to create a new direct or indirect holding company for the Company, such company having substantially the same shareholders and proportionate shareholdings as those of the Company immediately prior to such reorganisation, unless the Board determines otherwise in its absolute discretion, all Options will in such circumstances be exchanged for equivalent new options over shares in the new holding company and these terms and conditions shall be construed as if:

•	the new options were Options granted under these terms and conditions at the Grant Date;

•	references to the Company were references to the new holding company;

•	references to the Board were references to the board of directors of the new holding company or any duly authorised committee thereof; and

•	references to Shares were references to shares in the new holding company.

12.	Dilutive events

In the event of an extraordinary cash distribution by the Company, or recapitalisation of the Company, the Board shall decide an adjustment of the Exercise Price of the outstanding Options to reflect the decrease of the value of the Company resulting from the relevant cash distribution or recapitalisation.

8|12

13.	Tax

You agree that, unless expressly prohibited by mandatory law or regulation, the Board may request you to pay to the Company or to the entity designated by the Company an amount corresponding to any tax, duties, levies or imposts (including any payroll, employment and social security tax) that may be borne or paid by the Company or one of its direct or indirect subsidiaries or the Financial Investors in connection with the grant of the Options, their exercise or the subsequent delivery of the Shares or the cash settlement of the Options (the Tax). You also agree that the amount of such Tax may, at the Board’s discretion, be (i) paid together with the Exercise Price, (ii) retained from or be set off against the salary paid to you by the Company or one of its direct or indirect subsidiaries and/or (iii) retained from or be set off against any payment owed to you pursuant to paragraph 9 in connection with the sale of Shares resulting from the exercise of your Options or the cash settlement of such Options.

14.	Section 409A

The intent is that the obligations set forth in these terms and conditions be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder.

15.	Administration

All determinations in connection with the Options will be made by the Board, at its sole discretion, after consultation with the group Chief Executive Officer. The Board may delegate such power to any person or entity it decides.

16.	Assignment

The Options are non-transferable, it being provided that in case of death, your heirs may exercise the Options in accordance with paragraph 6.

17.	Confidentiality

You shall keep the content of these terms and conditions as well as any information relating to the Options confidential at all times, save that you may disclose such terms and conditions to your financial and/or legal adviser on a confidential basis for the purposes of seeking advice.

18.	Governing law

These terms and conditions and any non-contractual obligations arising out of, or in connection with, these terms and conditions or the Options shall be governed by, and interpreted in accordance with, English law.

The courts of England and Wales shall have exclusive jurisdiction in relation to all disputes in connection with these terms and conditions or the Options. For these purposes you and the Company irrevocably submit to the jurisdiction of the English courts and waive any objection to the exercise of that jurisdiction.

9|12

Schedule 1 – Definitions

Exit Event means either a Trade Sale or a Secondary Offering, it being provided for the avoidance of doubt that (i) in no event shall any sale of securities in the context of an IPO qualify as an Exit Event and (ii) a transfer of securities to an entity which is controlled by some or all of the Financial Investors shall not qualify as an Exit Event;

Financial Investors means CEP IV Participations S.à r.l., SICAR, Carlyle Partners VI Cayman Holdings L.P. and Gamma Holding Company Limited;

Grant Date means the date of the letter to which these terms and conditions are attached;

Initial Public Offering or IPO means the admission of the whole of any class of the issued share capital of the Company or a direct or indirect holding company of the Company or any of the direct or indirect subsidiaries of the Company that hold substantially all of the assets directly or indirectly owned by the Company to the Official List of the Financial Conduct Authority, and to trading on the London Stock Exchange’s market for listed securities, or to trading on the Alternative Investment Market of the London Stock Exchange, or on any other recognised investment exchange (as defined in section 285(1) of the FSMA) or overseas equivalent (such as, without limitation, the New York Stock Exchange, Euronext, the Frankfurt Stock Exchange, or the Hong Kong Stock Exchange);

Secondary Offering means any sale by the Financial Investors to any third party of securities issued by the Company taking place after an IPO; and

Trade Sale means any sale by the Financial Investors to any third party of securities issued by the Company taking place prior to an IPO.

10|12

Schedule 3 – Notice of Exercise

To:	Atotech UK Topco Limited

To the attention of the Company Secretary

c/or Lansdowne House

57, Berkeley Square, Mayfair

London W1J 6ER

United Kingdom

From:	[name]

[address]

Dear Sir or Madam,

I hereby refer to (i) your letter dated [date] regarding Atotech UK Topco Limited Stock Option Plan and the terms and conditions attached to it (together, the Options Letter) and (ii) the [Notice of a Trade Sale] / [Notice of a Secondary Offering] dated [date]. Capitalised terms not otherwise defined in this letter shall have the meaning ascribed to them in the Options Letter.

In accordance with paragraph 5 (Procedure for Exercise) of the Options Letter, I am exercising my Options as follows:

A	Number of Options outstanding	[to be pre-filled by the Company]

B	Number of Options exercisable in connection with the occurrence of the Exit Event	[to be pre-filled by the Company]

C	Exercise Price per Option pursuant to paragraph 4 (Exercise Price) of the Options Letter	[to be pre-filled by the Company]

D	Number of Options exercised	[to be filled by you]

E	Aggregate Exercise Price (item C multiplied by item D)	[to be filled by you]

F	Payment means (e.g. wire transfer or set off against proceeds of Trade Sale)	[to be pre-filled by the Company]

I have made a wire transfer (where applicable pursuant to item F above) in favour of the bank account designated by Company for the full aggregate Exercise Price mentioned in item C above.

11|12

Yours sincerely,

By:
Name:
Title:

12|12